UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of Earliest Event Reported): January 24, 2007


                              PATRON SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)


          DELAWARE                  000-25675                    74-3055158
(State or other jurisdiction       (Commission                (I.R.S. Employer
     of incorporation)             File Number)              Identification No.)


                        5775 FLATIRON PARKWAY, SUITE 230
                             BOULDER, COLORADO 80301
                (Address of Principal Executive Offices/Zip Code)


                                 (303) 541-1005
              (Registrant's telephone number, including area code)


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         |_|      Written   communications   pursuant  to  Rule  425  under  the
                  Securities Act (17 CFR 230.425)

         |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange ct (17 CFR 240.14d-2(b))

         |_| Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))

ITEM 3.03         MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.
ITEM 5.02         DEPARTURE  OF  DIRECTORS  OR  CERTAIN  OFFICERS;  ELECTION  OF
                  DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

         On January 24, 2007, Patron Systems, Inc. (the "Registrant"), filed with the Delaware Secretary of State a Certificate of Amendment of Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock of Patron Systems, Inc. ("Certificate of Designation"), fixing the conversion price of the Series B Convertible Preferred Stock at $0.82 per share.

         On January 24, 2007, the Registrant issued to Braden Waverley, the Registrant's Chief Executive Officer, an option under the Registrant's 2006 Stock Incentive Plan (the "Plan") to purchase 2,047,121 shares of the Registrant's common stock at an exercise price of $0.40 per share. The option has a term of 10 years and vests with respect to 20% on the date of grant and 1/48th of the balance on the last day of each month for the 48 months following the date of grant until fully vested. The option expires on January 23, 2017. The Registrant and Mr. Waverley have agreed, pursuant to an amendment dated January 24, 2007, of that certain Employment Agreement dated February 17, 2006 between the Registrant and Mr. Waverley, that this option fulfills the Registrant's obligation to issue to Mr. Waverley certain options pursuant to the Employment Agreement with Mr. Waverley. Mr. Waverley's Employment Agreement previously provided for the grant of an option which, together with the option previously granted to Mr. Waverley on February 17, 2006, would enable Mr. Waverley to purchase shares of the Registrant's common stock representing 3.5% of the outstanding shares of the Registrant's common stock on a fully-diluted basis as of some date after July 21, 2006 to be mutually agreed upon between the Registrant and Mr. Waverley. Mr. Waverley's Employment Agreement also provided for the grant of an additional option to purchase that number of shares of the Registrant's common stock representing an aggregate of 3.5% of the outstanding shares of the Registrant's common stock on a fully-diluted basis upon Mr. Waverley's appointment as the Registrant's Chief Executive Officer.

         On January 24, 2007, the Registrant issued to Martin T. Johnson, the Registrant's Chief Financial Officer, an option under the Plan to purchase 731,114 shares of the Registrant's common stock at an exercise price of $0.40 per share. The option has a term of 10 years and vests with respect to 20% on the date of grant and 1/48th of the balance on the last day of each month for the 48 months following the date of grant until fully vested. The option expires on January 23, 2017. The Registrant and Mr. Johnson have agreed, pursuant to an amendment dated January 24, 2007, of that certain Employment Agreement dated February 17, 2006 between the Registrant and Mr. Johnson, that this option fulfills the Registrant's obligation to issue to Mr. Johnson certain options pursuant to the Employment Agreement with Mr. Johnson. Mr. Johnson's Employment Agreement previously provided for the grant of an option which, together with the option previously granted to Mr. Johnson on February 17, 2006, would enable Mr. Johnson to purchase shares of the Registrant's common stock representing 1.25% of the outstanding shares of the Registrant's common stock on a fully-diluted basis as of some date after July 21, 2006 to be mutually agreed upon between the Registrant and Mr. Johnson.

         On January 24, 2007, the Registrant issued to Bob Cross, the Registrant's Chairman of the Board, an option under the Plan to purchase 757,318 shares of the Registrant's common stock at an exercise price of $0.40 per share. The option has a term of 10 years and vests with respect to 20% on the date of grant and 1/48th of the balance on the last day of each month for the 48 months following the date of grant until fully vested. The option expires on January 23, 2017. The Registrant and Mr. Cross have agreed that this option fulfills the Registrant's obligation to issue to Mr. Cross certain options pursuant to a bonus arrangement approved for Mr. Cross by the Registrant's board of directors on March 7, 2006. The bonus arrangement previously provided for the grant of an option which would enable Mr. Cross to purchase shares of the Registrant's common stock representing 2.5% of the outstanding shares of the Registrant's common stock as of some date after June 14, 2006 to be mutually agreed upon between the Registrant and Mr. Cross.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            PATRON SYSTEMS, INC.



Date:    January 30, 2007          By:      /s/ Martin T. Johnson
                                            -----------------------------------
                                            Martin T. Johnson
                                            Chief Financial Officer


                                       3